                                                                 EXHIBIT 10.17

                   SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


     This Amendment is entered into this 15th day of January, 1999, by and between Pennaco Energy, Inc., a Nevada corporation, whose address is 1050 17th Street, Suite 700, Denver, Colorado 80265 ("SELLER") and CMS Oil and Gas Company, a Michigan corporation, whose address is 1021 Main Street, Suite 2800, Houston, Texas 77002-6606 ("BUYER").

     WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated October 23, 1998, concerning the sale of an undivided 50% of Seller's right, title and interest in certain Assets located in Campbell, Sheridan and Johnson Counties, Wyoming, and Big Horn, Rosebud and Powder River Counties, Montana as more fully described in the Agreement, as amended by that certain First Amendment dated November 20, 1998 (the "AGREEMENT"), and

     WHEREAS, the Parties desire to further amend the Agreement as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. The Parties hereby elect under Paragraph 4.4(c)(ii) to give Seller the option of attempting to cure Title Defects 13, 20, 26, 27, 28, and 35 described in Buyer's December 15, 1998, Notice of Title Defects to the satisfaction of Buyer after the Second Closing Date through and including April 15, 1999, provided, however, that One Million Eight Hundred Six Thousand Three Hundred Seventy-Seven Dollars ($1,806,377.00) is deposited in escrow at the Second Closing pending such cure (the "Deposit") pursuant to the Escrow Agreement of even date between Seller, Buyer and Norwest Bank Colorado, National Association, a copy of which is attached as Exhibit I hereto. The Deposit shall be allocated as follows:

                   Defect Number            Deposit Amount
                   -------------            --------------
                        13                    $   833,525
                        20                        194,333
                        26                        248,332
                        27                        147,375
                        28                        254,689
                        35                        128,123
                                              -----------
                                              $ 1,806,377

Upon the cure of each Defect to the satisfaction of the Buyer or the mutual agreement of the parties that the claimed Defect is not a Defect under the Agreement, Seller shall, if the associated Leases were not included in the Assignment and Conveyance delivered at the First Closing, tender an

Assignment and Conveyance of the associated Interests in the form of Exhibit F to the Agreement (together with any governmental forms of assignment, if applicable) and the parties shall execute joint written instructions to the Escrow Agent requesting that the Deposit Amount attributable to such Defect be withdrawn from escrow and paid to Seller. If Seller is unable to cure a Defect to the satisfaction of Buyer on or before April 15, 1999, the provisions of Paragraph 4.4(c)(iii) shall apply. If Buyer elects not to accept assignment of the Leases affected by such Defect and such Leases were included in the Assignment and Conveyance delivered at the First Closing, Buyer shall reassign such leases to Seller by an Assignment in the form of Exhibit F to the Agreement. The parties acknowledge that as to Title Defect 13, the portion pertaining to the Federal Tax Lien is waived and, in the event a Release is not obtained, Seller reserves the right to argue that the Affidavit does not constitute a title defect. Buyer hereby elects under paragraph 4.4(c)(iii)(3) to accept assignment of the Leases covered by the Title Defects asserted by Buyer but not set forth above.

     2. Paragraph 2.4 is hereby amended to provide that the payment by Buyer to Seller for Excess Net Mineral Acres shall not be made at the Second Closing but shall be included in the Final Settlement Statement pursuant to Paragraph
12.2 of the Agreement, subject to completion of the procedure contemplated by paragraph 2.4 and upon assignment to Buyer by Seller of the Leases for such Excess Net Mineral Acres which are required to be assigned to Buyer or which Buyer elects to receive pursuant to paragraph 2.4.

     3. The parties acknowledge that the determinations required under paragraph 4.4(a)(ii) and (iii) cannot be made until after the Second Closing Date and, therefore, any adjustments required under Sections 4.4(c)(iii)(1) and
(2) and 4.5 shall be made in the Final Settlement Statement pursuant to Paragraph 12.2 of the Agreement.

     4. The Parties acknowledge that Exhibit A to the Assignment and Conveyance delivered by Seller to Buyer at the Second Closing differs from Exhibit A - Part II to the Agreement and hereby confirm that Exhibit A - Part II is hereby deemed amended to conform to Exhibit A to the Assignment and Conveyance delivered by Seller to Buyer at the Second Closing.

     5. Paragraph 18.3e of the Agreement and Article XVI.C of the Interim Joint Operating Agreement are hereby amended to provide that during the term of the Interim Joint Operating Agreement, or until Buyer gives written notice to the contrary, the following shall apply in lieu of the provisions of those paragraph:

     Seller as Operator will call for advance payment of estimated capital costs in accordance with the provisions of the Interim Operating Agreement and Accounting Procedure ("JOA"). Seller and Buyer will contribute the respective shares of such advance into the escrow account established at the first closing. Upon joint instruction of Seller and Buyer, escrow agent will deposit amounts required for payment to vendors and service providers into Seller's operating account. Upon payment of any invoice with funds drawn down from the escrow account, Seller will immediately submit a copy of the check and the invoice to Buyer in accordance with the notice provisions of the Interim Joint Operating Agreement. In the


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

     event either Party fails to fund its share of any Capital Costs, the other Party may send a Notice of Default. If the default is not cured within 30 days of the receipt of such Notice of Default, the defaulting Party, if the Operator of such operation, shall automatically be removed as operator of such operation without the necessity of a vote under
     Article V of the JOA and, whether or not Operator, the defaulting Party shall assign all of its interest in such operation and the affected Leases to the other Party. As to Capital Costs, the foregoing remedies shall be the exclusive remedies of the Parties for the failure of a Party to fund such Capital Costs and the Non-Defaulting Party shall not be entitled to also pursue the remedies set forth in Article VII.D of the JOA. The Parties will confer in good faith no less frequently than annually to consider the ongoing need for the Escrow Account arrangement, taking into account the prior performance of Seller in fulfilling its financial obligations, the most current financial condition of Seller and the availability of other measures, if appropriate, to secure the financial performance of Seller. The Parties will confer regarding the necessity of the escrow arrangement and act in a commercially reasonable manner.

     Except as provided above, the Agreement remains in full force and effect according to its terms.


                                   Seller:

                                   PENNACO ENERGY, INC.


                                   By: /s/ PAUL M. RADY
                                      -----------------------------------
                                       Paul M. Rady
                                       President


                                   Buyer:

                                   CMS OIL AND GAS COMPANY


                                   By: /s/ AUSTIN S. MURR
                                      -----------------------------------
                                       Austin S. Murr
                                       Manager, Land and International Contracts





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